Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: jlaxague@caneclark.com

November 30, 2011

Amarantus BioSciences, Inc.

675 Almanor Ave.

Sunnyvale, CA 94805

Re: Amarantus BioSciences, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Amarantus BioSciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 7,500,000 shares of the Company’s common stock (the “Shares”) which may be issued pursuant to the Company’s First Amended 2008 Stock Plan.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the First Amended 2008 Stock Plan; (e) the First Amended 2008 Stock Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will, when issued pursuant to the terms of the First Amended 2008 Stock Plan, be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

CANE CLARK LLP

/s/ Joe Laxague

Joe Laxague, Esq.

Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: jlaxague@caneclark.com

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Amarantus BioSciences, Inc.

Very truly yours,

/s/ Joe Laxague

CANE CLARK LLP

Joe Laxague, Esq.

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